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                                                                   Exhibit 10.09
                                    NYSERNet
                               TERMS & CONDITIONS
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This agreement ("Agreement") is entered into on August 11, 1994 by and between
NYSERNet Incorporated ("NYSERNet") and Sprint Communications Co. L.P. ("Sprint") for the provisioning of the NYSERNet Network.

Whereas Sprint has responded to NYSERNet's Request for Proposals for "Internetworking Services" issued on March 28, 1994 and has agreed to join NYSERNet and NYNEX in the provisioning of a new high-speed NYSERNet network.

NYNEX as a contractor to NYSERNet will deliver LATA aggregation nodes in various locations across New York State. The aggregation nodes will accept connections using various access modalities, including frame relay, dedicated circuits, ISDN, dialup at (dedicated) speeds of 56 Kbps, 384 Kbps, T1, 2T1, and 45 Mbps. All nodes will include dialup facilities.

Sprint as a contractor to NYSERNet will deliver a DS3 New York Statewide area network with 2 T1 links for redundancy and backup, with two DS-3 egress circuits into the Sprint backbone. Sprint will also deliver NOC services to NYSERNet affiliates.

For the purpose of this Agreement the specific Sprint service consisting of NYNEX LATA aggregation Nodes and Sprint InterLATA circuits and Sprint end-to-end management shall be called NYSERNet-SprintLink.

The following terms and conditions govern Sprint's provision of NYSERNet-SprintLink Service and High Speed Networking Services ("Products and Services") to NYSERNet. The Term "Products and Services" is limited to the equipment, facilities, programming or software provided by Sprint to facilitate NYSERNet-SprintLink Services but does not include special access lines which may be utilized with the NYSERNet-SprintLink Services.

1.   TERM
     The initial term of this Agreement ("Agreement Term") shall begin on the date this Agreement is fully executed and shall continue for five years and six months. This Agreement will be automatically renewed for three one year terms unless written notice is provided to Sprint anytime prior to sixty
     (60) calendar days before the expiration of the term of this Agreement, or any renewal of such term.

2.   RATES
     The prices for Products and Services provided hereunder are set forth in Attachment A (Products, Services and Prices).

3.   PRICE GUARANTEE
     Sprint agrees that its prices for the Products and Services provided hereunder shall not increase over the term of this Agreement, except as provided in Attachment A. Additionally, these prices shall be adjusted to equal or better the published commercial prices offered for similar services and quantities under
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                                    NYSERNet
                               TERMS & CONDITIONS

     comparable terms and conditions. Sprint recognizes its continuing obligation to offer NYSERNet prices at or below published commercial prices throughout the term of this Agreement. Sprint and NYSERNet shall meet quarterly over the course of this Agreement to assure that the prices offered under this Agreement remain competitive. Should Sprint file a tariff applicable to the NYSERNet-SprintLink products or services subsequent to the execution of this agreement, and the rates offered under that tariff are lower than those offered in Attachment A, NYSERNet will have the option to receive the lower rates. Sprint will not initiate or voluntarily file a tariff relating to any services which are or are contemplated to be part of the NYSERNet-SprintLink service and which are not subject to tariff on the date of this Agreement. However, if Sprint is required by law or regulation to file a tariff for these services, then the tariff will prevail.

     4.   CO-MARKETING
     Sprint will submit to NYSERNet a proposed Marketing Plan by September 1, 1994 which will provide in detail the Sprint and NYSERNet responsibilities to market the NYSERNet-SprintLink service. Sprint will work in partnership with NYSERNet to ensure that the objectives of both parties are met. Upon final agreement, the Marketing Plan will then become the part of the Co-Marketing Agreement between the parties. This plan will be negotiated in good faith by both parties and shall be finalized by October 1, 1994. The final Co-Marketing Agreement will be incorporated into this Agreement as Attachment B. Should the parties be unable to come to an agreement by October 1, 1994, then a mutually agreeable date will be selected. Should the parties still not be able to agree on the Co-Marketing Agreement, either party may terminate this Agreement with written notice thirty days
     (30) prior to termination.

     5.   TRAINING
          NYSERNet will submit to Sprint a proposed Training Development Plan by September 1, 1994 which will provide in detail the Sprint and NYSERNet responsibilities to develop the NYSERNet Internet Training Program. Sprint will work in partnership with NYSERNet to ensure that the objectives of NYSERNet and Sprint are met. Upon final acceptance, the Training Development Plan will then become part of the Co-Marketing Agreement between the parties.

     6.   SPRINT MEMBERSHIP IN NYSERNet
          Through the term of this Agreement Sprint will maintain a membership in NYSERNet. Sprint shall be entitled to one limited seating training event to be mutually agreed upon by the parties.

     7.   REVENUE GUARANTEE
          NYSERNet guarantees a minimum cumulative revenue commitment to Sprint for SprintLink Products and Services (including any NYNEX acquisitions of products generated through this partnership) pursuant to Attachment A - Products Services and Prices.

          If in any given year as described in Attachment A, NYSERNet fails to meet the minimum cumulative revenue commitment, Sprint will bill NYSERNet for the difference between the minimum cumulative revenue commitment for that year and
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                                    NYSERNet
                               TERMS & CONDITIONS

     if in one or more subsequent years, NYSERNet exceeds a minimum cumulative revenue commitment to that year, Sprint shall return to NYSERNet the lesser of a) the amount by which NYSERNet exceeded the minimum commitment for such year or b) amounts previously paid by NYSERNet, less amounts previously refunded by Sprint, pursuant to the terms of this paragraph.

 8.  Network Policy
     Any customers of the NYSERNet-SprintLink service will have the right to have their traffic flow over any portion of the SprintLink network and any other network with which Sprint has made bilateral or multilateral agreements without any additional charges. Sprint will not impose any filtering, blocking or subnetting restrictions on NYSERNet gateways. NYSERNet will provide a single point of contact for each gateway for trouble resolution. This network policy shall remain in effect for the term of this Agreement.

 9.  Payment and Invoicing
     NYSERNet agrees to pay all charges incurred. Charges shall be invoiced monthly and payment in US currency shall be due upon receipt. Interest charges of 1 1/2 percent per month or the highest rate permitted by law, whichever is less will accrue daily on all amounts not paid within forty-five (45) days of the date of the invoice. NYSERNet will pay all applicable taxes, as well as duties or levies, on Products and Services.

     Sprint shall render a single monthly invoice which will detail charges for each NYSERNet Affiliate as follows: customer name, port charge, equipment rental, equipment purchase, service options, and individual customer total. All applicable credits and discounts shall then be subtracted from the total monthly charges. Invoices shall keep a YTD cumulative summary of amounts billed for purposes of tracking progress on attainment of the annual revenue guarantee. Invoices shall be rendered in hard copy and machine readable form.

     NYSERNet reserves the right to request copies of all backup documentation from Sprint for items invoiced for the purpose of verifying costs to its Federal, State and internal auditors.

10.  Non-NYSERNet Affiliates
     Sprint will offer its current SprintLink customers in New York the option to transition their SprintLink Service to NYSERNet-SprintLink service through NYSERNet membership and shall exert best efforts to sell such service in the New York area as per the Sprint NYSERNet Co-Marketing Agreement. If Sprint should elect to use the NYSERNet-NYNEX LATA aggregation node architecture for customers who decline to be NYSERNet members, Sprint will pay to NYSERNet an amount equal to the port charge as described in Schedule A, Products, Services and Prices for port speeds up to 2 T-1s. Port speeds in excess of 2 T-1s, will be negotiated on a case by case basis.

     If a New SprintLink Customer declines NYSERNet membership but is transitioned to the NYSERNet-NYNEX LATA aggregation node architecture, Sprint will pay to NYSERNet an amount equal to the port charge as described

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                                    NYSERNet
                               TERMS & CONDITIONS
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     in Attachment A, Products, Services and Prices for port speeds up to 2
     T-1s. Port speeds in excess of 2 T-1s, will be negotiated on a case by case basis. NYSERNet will also receive a credit in the same amount against its revenue guarantee.

     For purposes of Article 10, any current or future customer of Sprint who does not have SprintLink Service as of the date of this Agreement is fully executed shall be considered a New Sprint Customer.


11.  RELEASE OF INFORMATION/PRESS RELEASES

     Unless required by law, or as otherwise permitted under this Agreement, NYSERNet and Sprint agree that the terms and conditions of this Agreement shall not be disclosed to any other party without the prior written consent of the other, which consent shall not be unreasonably withheld.

     Each party agrees to obtain written consent from the other party prior to issuance of any press release regarding this Agreement.


12.  OTHER REGIONAL NETWORKS AND CUSTOMERS

     NYSERNet may sell DS3 SprintLink and other standard Sprint products and services. Regional networks may purchase these products and services for a term of one year with the option to renew in one year increments upon mutual agreement of Sprint and NYSERNet. The prices for DS3 SprintLink and other Sprint services for these other regional networks and customers are outlined in Attachment A, Products, Services and Prices. NYSERNet shall receive credits from Sprint for such sales as delineated in Attachment A.


13.  ALLOWANCE FOR SERVICE INTERRUPTIONS

     NYSERNet will be entitled to credits for interruptions in service as defined in Attachment C Network Performance Criteria as follows:

          A. If the accumulated interruption in any 24-hour period is less than four (4) hours, NYSERNet will be entitled to a credit of 1/1440 of the applicable monthly charge for each aggregate 30-minute segment during which an interruption existed during such period. For purposes of this subparagraph, the number of "30-minute segments" during which an interruption existed will be the sum of (a) the number of integral multiples of 30 minutes for which such interruption existed, if any, plus
     (b) the remaining segment in excess of such integral multiples, but only if such segment is in excess of 15 minutes.

          B. If the accumulated interruption of service is more than four (4) hours in any one day, NYSERNet shall receive a credit equal to 1/30 of the applicable monthly charge for such interruption.

          C. If the accumulated interruption within any seven (7) day period equals or exceeds ninety-six (96) hours, NYSERNet shall receive a credit equal to 7/30 of the applicable monthly charge.


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                                    NYSERNet
                               TERMS & CONDITIONS

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     The credit for a monthly billing period shall not exceed the applicable charge for such month.

     NYSERNet shall not receive a credit if an interruption is (a) caused by the negligence or willful misconduct of NYSERNet or others authorized by NYSERNet to use the services provided by Sprint; (b) due to a failure of power, facilities, equipment, systems or connections not provided by Sprint; (c) caused by the failure of access to Sprint's network, unless such failure is solely caused by Sprint; (d) a result of scheduled maintenance, but only to the extent that such interruption does not exceed the interruption which would be caused by such scheduled maintenance if properly performed; or (e) due to any cause beyond Sprint's control.

14.  DELIVERY OF INITIAL ROLLOUT
     By no later than November 15, 1994 Sprint shall deliver to NYSERNet a functioning network (AS SPECIFIED IN ATTACHMENT D, Physical Network Specifications), i.e. the NYSERNet MAN with a SprintLink NOC, and two (2) DS3 connections to the SprintLink backbone. The DS3 connection points are the Pennsauken NAP and a site determined by Sprint and acceptable to NYSERNet. The above SHALL have equivalent functionality to current SprintLink services. If by November 1, 1994, it is determined by Sprint that the NYSERNet MAN with a SprintLink NOC, and two (2) DSS connections to the SprintLink backbone will not be completed by November 15, 1994, Sprint will make a best efforts attempt to provide standard SprintLink service to NYSERNet free of charge until such time as the NYSERNet Man is fully functional. If Sprint is unable to provide standard SprintLink service in this event, then liquidated damages in the amount of $3000 per day shall accrue beginning November 16, 1994. If the network is not delivered by December 31, 1994, NYSERNet shall have the option to terminate this Agreement with no penalty keeping the accrued liquidated damages. If the contract is not terminated, but liquidated damages have accrued, the liquidated damages will be provided to NYSERNet in the form of a credit for services rendered.

15.  NETWORK PERFORMANCE CRITERIA
     Both parties will negotiate in good faith to establish network performance criteria by which contract performance will be measured. Sprint will work in conjunction with NYSERNet to ensure that the objectives of both parties are met. Upon final acceptance, the Network Performance Criteria as stated in Attachment C will then become part of this Agreement. Sprint will provide service in accordance with the accepted Criteria. Both parties shall negotiate in good faith to establish and accept the Network Performance Criteria by September 1, 1994. Should the parties not agree on the Network Performance Criteria by September 1, 1994, then a mutually agreeable date will be selected. Should the parties still not be able to agree on the Performance Criteria, either party may terminate this agreement with written notice thirty days (30) prior to termination.

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                                    NYSERNet
                               TERMS & CONDITIONS
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16.  TERMINATION FOR NON-PERFORMANCE
     Either party may delay performance or terminate this Agreement, in the event of default by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of alleged default and the defaulting party does not remedy the alleged default within thirty (30) days after written notice thereof. Default is defined to include:

     (a) either party's insolvency or initiation of bankruptcy or receivership proceedings by or against the party;

     (b) either party's material breach of any of the other terms or conditions hereof including the failure to make any payment when due, if the amount of the payment due is not in dispute, or

     (c) the execution by either party of an assignment for the benefit of creditors.

     (d) Failure to meet the Network Performance Criteria as described in
     Article 15.

     Termination of this Agreement for any cause shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue with respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

     NYSERNet may terminate this Agreement for non-performance if Sprint fails to meet the Network Performance Criteria in Attachment C.

17.  TERMINATION FOR OTHER REASONS
     NYSERNet may desire to terminate this Agreement for reasons other than those specified in Articles 4, 14, 15 and 16. In that event NYSERNet must provide Sprint with thirty (30) days prior written notice. Termination for reasons specified in Articles 4, 14, 15 and 16 will be without penalty to NYSERNet. In the event of early termination for any reason other than those specified in Articles 4, 14, 15 and 16, NYSERNet will pay Sprint a termination charge in the amount of $1,000,000.

18.  RIGHTS AND OBLIGATIONS OF NYSERNet
     A. NYSERNet shall at its own expense provide all necessary preparations required to comply with Sprint's installation and maintenance specifications, shall be responsible for the costs of relocation of Products and Services once installed by Sprint, and shall provide to Sprint and to suppliers of communications lines reasonable access to NYSERNet's premises to perform any acts required by this Agreement. The movement of the Syracuse and Chicago T-3 backbone circuits will be exempt from this requirement.

     B. NYSERNet shall properly use equipment provided by Sprint and shall surrender the equipment to Sprint upon termination. NYSERNet shall be liable for damages to Products and Services caused by the negligence or willful acts of NYSERNet's officers, employees, agents or contractors for
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                                    NYSERNet
                               TERMS & CONDITIONS
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      loss through theft or vandalism of Products and Services on NYSERNet's premises, and for damages caused by the use of equipment or supplies not provided or approved by Sprint.

   C. NYSERNet shall neither permit or assist others to use Products and Services for any purpose other than that for which they are intended; fail to maintain a suitable environment as specified by Sprint; or alter, tamper with, adjust or repair the Products and Services. In the event of such alterations, tampering, adjustments or repairs by NYSERNet, Sprint shall be completely released from any liability or obligation (including any warranty or indemnity obligation) to NYSERNet relative to the Products and Services; and NYSERNet shall be liable to Sprint for costs or damages incurred by Sprint.

   D. NYSERNet shall not nor shall it permit or assist others to abuse or fraudulently use Products and Services, including but not limited to the following:

      1. Obtaining or attempting to obtain service by any fraudulent means or device with intent to avoid payment;

      2. Accessing, altering, or destroying any information of another Sprint customer by any fraudulent means or device, or attempting to do so; or

      3. Using Products and Services so as to intentionally and maliciously interfere with the use of the Sprint network by other customers or authorized users; or in violation of the law or in aid of any unlawful act.

19. Equipment or Software not Provided by Sprint

   A. Sprint shall not be responsible for the installation, operation or maintenance of equipment or software not provided by Sprint; nor shall Sprint be responsible for the transmission or reception of information by equipment or software not provided by Sprint. However, Sprint shall be responsible for the operation and maintenance of software for NYNEX/ NYSERNet backbone routers.

   B. NYSERNet shall be responsible for the use and compatibility of equipment or software not provided by Sprint. In the event that NYSERNet uses equipment or software not provided or approved by Sprint which impairs the NYSERNet's use of Products and Services, NYSERNet shall nonetheless be liable for payment for Products and Services. Upon notice from Sprint that the equipment or software not provided or approved by Sprint is causing or is likely to cause hazard, interferences or service obstruction, NYSERNet shall eliminate the likelihood of hazard, interference or service obstruction. NYSERNet shall pay Sprint to troubleshoot difficulties caused by equipment or software not provided by Sprint at the current rates in effect.

   C. Sprint shall not be responsible if any changes in Products and Services cause equipment or hardware not provided by Sprint to become obsolete, require

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                                    NYSERNet
                               TERMS & CONDITIONS
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        modification or alteration, or otherwise affect performance of equipment or hardware not provided by Sprint.

     D. The following terms apply specifically to scenarios where NYSERNet provides the router that will interface to SprintLink. Sprint includes the terms and conditions so that Sprint can control the performance of SprintLink on an end-to-end basis and protect the SprintLink network. Sprint's intent is to manage the router on a cooperative basis with NYSERNet.

        1. Sprint reserves the right to allow or refuse the make, model and or software revision of NYSERNet-provided router to be used as the gateway to SprintLink. Such approval will not be unreasonably withheld or delayed.

        2. Sprint and NYSERNet will cooperatively set the initial configuration for the router's interface into SprintLink.

           The following terms apply specifically to Sprint managed routers.

        3. NYSERNet must permit Sprint to access the router's SNMP variables, and NYSERNet must, at Sprint's request, permit one or more Sprint network management systems to be the recipient of SNMP TRAP messages.

        4. NYSERNet will offer Sprint read/write access to the router's configuration tables unless NYSERNet is specifically requested by a connecting affiliate not to do so. Either NYSERNet or Sprint can administer the access controls (i.e., login and password) to the router's configuration editor. Sprint will only modify that part of the router's configuration which controls the interface into the SprintLink network.

20. RIGHTS AND OBLIGATIONS OF SPRINT

     A. Sprint shall install, operate and maintain Products and Services. Sprint shall not be responsible for cabling that connects equipment not provided by Sprint to Sprint Products and Services.

     B. Sprint warrants that Products and Services will be in good working order and will conform upon the date installed to the Specifications set forth in Attachments C (Performance Specifications) and D (Physical Network Specifications).

        THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     C. Sprint shall not be liable, either in contract or in tort, for protection from unauthorized access of NYSERNet's transmission facilities or NYSERNet premise equipment; or for unauthorized access to or alteration, theft or destruction of NYSERNet's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method.


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                                    NYSERNet
                               TERMS & CONDITIONS
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    D. Sprint shall not be liable for claims or damages caused by NYSERNet's fault, negligence or failure to perform NYSERNet's responsibilities; claims against NYSERNet by any third party, unless such claims result from any action or inaction of Sprint or from any service provided by Sprint pursuant to this Agreement; any act or omission of any other party furnishing products or services; or installation or removal of equipment furnished by any service provider or Sprint, except where caused by the gross negligence of Sprint.

    E. For any claim (other than a claim based on patent, copyright or trade secret), NYSERNet's damages, if any, shall be limited to those actually proven as directly attributable to Sprint, subject to the following limitation: Sprint will not be liable under any circumstances for any lost profits or other consequential damages, even if Sprint has been advised of the possibility of such damages. Sprint's liability for damages to NYSERNet for any cause whatsoever, regardless of the form of action, and whether in contract or in tort, (other than negligence), shall be limited to the monthly charges paid for Products and Services from the date damages were incurred, but in no event more than twelve
       (12) month's charges for the Products and Services that cause the damage. Sprint's liability to NYSERNet for damages as a result of Sprint's negligence will be limited to $500,000; provided, however, that such limitation of liability shall not apply to claims for personal injury or property damage arising from the willful act of Sprint, its office agents or employees for which Sprint shall remain fully liable.

    F. Upon default by NYSERNet, Sprint may terminate Products and Services and retake possession of Products and Services (before, during or after action to recover sums hereunder), in which case NYSERNet shall provide Sprint full and free access to Products and Services for this purpose, retain all payments made hereunder, and recover charges and costs owed by NYSERNet as well as any other damages Sprint may have sustained because of NYSERNet's default.

21. Proprietary Rights and Information Protection

    A. Where NYSERNet or Sprint utilizes Products and Services containing programming or software belonging to the other, then each grants the other a non-exclusive and non-transferable license to use such programming or software for the sole purpose of enabling the user to use such Products and Services. Where such programming or software is necessary to enable an end-user to use the Products or Services licensed or sold to such end-user by NYSERNet, Sprint grants NYSERNet a non-exclusive and non-transferable license to sublicense such programming or software to its customers, to be used by them solely for the purpose of using such Products or Services.

    B. Title and property rights including all intellectual property rights to Products and Services are and shall remain with the original owner, whether or not embedded in the programming or software.

    C. Each of the parties to this Agreement recognize that Products and Services, programming and software of the other used hereunder constitute valuable trade secrets and each shall use their best efforts to protect and keep confidential all programming and software used by it and shall make no
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       attempt to examine, copy, alter, "reverse-engineer", tamper with, or otherwise misuse such Products and Services programming and software.

22. Indemnities

    A. If promptly notified in writing of any claim made against NYSERNet based on a claim that Products and Services used by NYSERNet infringes a United States patent, or copyright or trade secret, Sprint will indemnify NYSERNet against all costs and expenses incurred by NYSERNet in connection with such claim (including any reasonable attorney's fees) and will defend any action at its expense and will pay any and all fees, costs or damages that may be finally awarded in such action or resulting settlement. In the event that a final injunction is obtained against NYSERNet prohibiting use of Products and services or any part thereby by reason of infringement of a United States patent or copyright, Sprint will at its option either:

       1. At its expense, procure the right for NYSERNet to continue using the Products and Services; or

       2. Procure alternative Products and Services which furnish the same or similar functionality; or

       3. Direct NYSERNet to return such Products and Services to Sprint at Sprint's expense, and in such event, the Agreement relating to such returned Products and Services shall terminate and any prepaid charges will be refunded to NYSERNet.

    B. Both parties will be indemnified and saved harmless by the other party from and against all loss, liability, damage and expense, including reasonable counsel fees, caused by:

       1. Negligent acts or omissions of officers, employees, agents or contractors of either party which arise out of or are caused by the construction, installation, maintenance, presence, use or removal of systems, channels or terminal equipment or software not provided by Sprint which are connected or are to be connected to Sprint Products and Services and which result in claims and demands for damages to property or for injury or death to persons including payments made under any Worker's Compensation Law or under any plan for employee's disability or death benefits.

       2. Claims for libel, slander, invasion of privacy, infringement of copyright, and invasion and/or alteration of private records or data arising from any information, data or message transmitted over the network by either party and their employees or contractors.

       3. Claims for infringement of patents arising from the use of equipment and software, apparatus and systems not provided by Sprint in connection with Products and Services.

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23. General

    A. Neither party shall assign or transfer this Agreement without the prior written consent of the other party.

    B. Sprint will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes or other concealed acts of workmen (whether of Sprint or others), casualties, accidents or other occurrences beyond Sprint's control. Sprint shall notify NYSERNet in the event of any of the foregoing occurrences. Should such occurrence continue for more than sixty (60) days, Sprint or NYSERNet may cancel the Order for the affected Products and Services with no further liability. To the extent Sprint is relieved of performing its obligations hereunder pursuant to the provisions of this Paragraph 23(B), and as a result thereof, the service provided to NYSERNet, and by NYSERNet to its customers, is impaired, the minimum monthly and annual payments required by NYSERNet pursuant to the terms of this Agreement for the period then in effect will be reduced, pro rata to the period during which service is impaired and such Products or Services are not being delivered.

    C. Any legal action arising out of failure, malfunction or defect in Products and Services shall be brought within one (1) year of the occurrence or is deemed waived.

    D. This Agreement may not be modified except by written amendment by the parties. No agent, employee or representative of Sprint or NYSERNet has authority to bind the parties to any representation or warranty unless such is specifically included in this Agreement or written amendments thereto.
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                                    NYSERNet
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     E. Notice to the parties of disputes arising under this Agreement shall be sent by registered mail to:

     NYSERNet                                Sprint Contract Administration
     Executive Director                      13221 Woodland Park Road
     200 Elwood Davis Road                   M/S VAHRNA608/CMV
     Liverpool, NY 13088                     Herndon, Virginia 22071


     F. Sprint shall identify single points of contact for Project Manager, Account Manager, Implementation Manager, and Service Manager.

     NYSERNet shall identify single points of contact for Program Manager, Sales Manager, Transition/Operations Manager, and Accounting Manager.

     G. This Agreement shall be governed by the laws of the State of New York.



NYSERNet                                SPRINT COMMUNICATIONS
                                        COMPANY, LIMITED PARTNERSHIP


/s/ James D. Luckett                    /s/ Donna Belanger
------------------------------------    -------------------------------------
James D. Luckett                        Donna Belanger
------------------------------------    -------------------------------------
Name                                    Name

Executive Director/Vice President       Manager, Contract Law & Administration
------------------------------------    --------------------------------------
Title                                   Title

                                        August 9, 1994
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Date                                    Date

[SPRINT LOGO]


                              ASSIGNMENT AGREEMENT

     WHEREAS, Sprint Communications Company (hereinafter, "Sprint") presently has an Agrement dated August 11, 1994 along with related amendments, correspondence, and written understandings (hereinafter Agreement) with NYSERNet, Inc. (hereinafter "NYSERNet") for Network Management Services; and

     WHEREAS, NYSERNet requests that Sprint assign the Agreement to AppliedTheory Communications, Inc. (hereinafter referred to as
"AppliedTheory"); and

     WHEREAS, Sprint consents to the assignment of the Agreement;

     WHEREAS, AppliedTheory agrees to accept the proposed assignment;

     NOW, THEREFORE, in consideration of mutual benefits received and other good and valuable consideration, the parties agree as follows;

     (1) Sprint assigns to AppliedTheory the Agreement Number dated August 11, 1994;

     (2) AppliedTheory hereby agrees to accept assignment of the Agreement in accordance with all documents, terms, conditions, pricing and requirements; and

     (3) AppliedTheory hereby also agrees to accept all responsibilities, obligations, and liabilities including but not limited to responsibility for products or services delivered and work previously completed and installed as incurred under the Agreement prior to the date of signature by all parties on this Assignment Agreement and in the future.


/s/ [Illegible Signature]               /s/ Audrey D. Hallett
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ATTEST                                  Name: Audrey D. Hallet
                                        Title: Manager, Contract Administration
                                        Sprint Communications Company, L.P.

Date:                                   Date: 2/18/97


/s/ Patricia J. Foster                  /s/ James D. Luckett
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ATTEST                                  Name: James D. Luckett
                                        Title: President
                                        NYSERNet, Inc.

Date: 2/14/97                           Date: 2/14/97


/s/ Patricia J. Foster                  /s/ David A. Buckel
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ATTEST                                  Name: David A. Buckel
                                        Title: Director of Finance
                                        AppliedTheory Communications, Inc.

Date: 2/14/97                           Date: 2/14/97